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                                                                    Exhibit 99.1

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PROXY                        INFERENCE CORPORATION                         PROXY
                             CLASS A COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE SPECIAL MEETING OF STOCKHOLDERS JUNE 26, 2000

     The undersigned hereby appoints Charles W. Jepson and Phillip Ranger, and each of them, with full power of substitution, as proxies to represent the undersigned and vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of Inference Corporation to be held on June 26, 2000, at the Hyatt Regency San Francisco Airport, 1333 Bayshore Hwy, Burlingame, California at 10:00 a.m. local time, and at any postponements or adjournments thereof, as specified below, and to vote in accordance with their best judgment on such other business as may properly come before the Special Meeting including any motion to postpone or adjourn the meeting and at any postponements or adjournments thereof.

     UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AND WILL BE VOTED BY THE PROXY HOLDERS IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING ANY MOTION TO ADJOURN TO PERMIT FURTHER SOLICITATION OF PROXIES, IF NECESSARY, TO ESTABLISH A QUORUM OR TO OBTAIN ADDITIONAL VOTES IN FAVOR OF THE MERGER AND THE AGREEMENT AND PLAN OF MERGER, AND AT ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN ON THE REVERSE SIDE, NO BOXES NEED TO BE CHECKED.

                                       New Address: ____________________________

                                       _________________________________________

                                       _________________________________________

     (Continued and to be signed on reverse side.)

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                             INFERENCE CORPORATION
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  [X]

1.  Proposal to approve the acquisition of Inference       For  Against  Abstain
    Corporation, a Delaware corporation ("Inference"),     [_]    [_]      [_]
    by eGain Communications Corporation, a Delaware corporation ("eGain"), and adopt the Agreement and Plan of Merger dated March 16, 2000 (the "Merger
    Agreement") by and among Inference, eGain and Intrepid Acquisition Corp., a newly formed Delaware corporation and wholly owned subsidiary of eGain
    ("Merger Sub"), pursuant to which, among other things
    (a) Merger Sub will be merged with and into Inference
    (the "Merger") and Inference will become a wholly owned subsidiary of eGain and (b) each holder of capital stock of Inference will become entitled to receive the consideration set forth in the Merger
    Agreement.

                    Check here for address change and write your new address in
                    the space provided on the reverse side.                 [_]

                                       Signature(s) ____________________________

                                       _________________________________________

                                       Please sign exactly as your name appears
------------------------------------   hereon, and return promptly in the
                                       enclosed envelope. Joint owners should
  THIS SPACE RESERVED FOR ADDRESSING   each sign personally. Where applicable,
       (key lines do not print)        indicate your official position or
                                       representation capacity.
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                      /\     FOLD AND DETACH HERE     /\

              PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM
                     PROMPTLY USING THE ENCLOSED ENVELOPE


                               VOTE BY INTERNET


Dear Shareholder:

We are pleased to announce that you can now vote your shares over the Internet. We encourage you to take advantage of this new feature which eliminates the need to return the proxy card. Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

1.  Read the accompanying Proxy Statements

2.  Go to the website www.harrisbank.com/wproxy

3.  Enter the 6-digit Control Number located above

4.  Follow the simple instructions on the screen

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. Please note that all votes cast by Internet must be submitted prior to 10:00 a.m Central Time, June 22, 2000.

If you vote by Internet, please do not return your proxy by mail.


                           THANK YOU FOR YOUR VOTE.